Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

FIRST QUARTER 2013 RESULTS

Core FFO per share of $0.26 and AFFO per share of $0.23

Advancing Asset Strategy towards Transformative Plan with $223 million of primarily Suburban Office Dispositions

$139 million in New Development Starts that were 81 percent pre-leased

Bolstered Balance Sheet with Successful $572 million Equity Offering and a

Reduction in Annual Interest and Preferred Dividend Obligations

of nearly $22 million

(INDIANAPOLIS, April 24, 2013) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the first quarter of 2013.

“Significant progress on asset dispositions, strong development starts and timely capital markets transactions all in accordance with strategic plan resulted in another excellent quarter,” said Denny Oklak, Chairman and CEO. “Core FFO was $0.26 per share and AFFO was $0.23 per share. We achieved strong same-property net operating income growth of 2.4 percent as compared to the twelve months ended March 31, 2012. There was continued strong momentum in new development starts during the quarter with six build-to-suit projects and one speculative development project, at a combined projected stabilized yield of approximately 8 percent. We also completed significant disposition activity during the quarter with $223 million in proceeds from primarily suburban office buildings, substantially advancing our asset

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

repositioning strategy. In the capital markets, we significantly bolstered our balance sheet with a $572 million equity raise in January, a redemption of $178 million 8.375 percent coupon preferred shares in February, followed by a $250 million ten-year, senior unsecured note offering in March to pre-fund May 2013 maturities, at a company record low 3.72 percent effective rate.”

“We completed 6.3 million square feet of leasing activity and finished the quarter with overall portfolio occupancy of 91.8 percent. Occupancy decreased slightly from December 31, 2012, due to a few large lease expirations at the end of the quarter, as well as two larger dispositions, both of which were anticipated in our annual guidance. However, I’m pleased to note that a majority of the vacancies created by expiring leases were immediately backfilled and a pipeline of prospects for the remaining vacated spaces is strong. Overall, we are pleased with our outstanding first quarter.”

Quarterly Highlights

Core Funds from Operations (“Core FFO”) per diluted share was $0.26 for the quarter. Funds from Operations (“FFO”) per diluted share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $0.24 for the quarter.

Solid operating results:

•	Total in-service portfolio occupancy of 92.1 percent and bulk industrial in-service occupancy of 93.6 percent at March 31, 2013;

•	Total leasing activity of approximately 6.3 million square feet in the first quarter of 2013;

•

Same-property net operating income growth of 2.4 percent for the twelve months ended March 31, 2013 and 2.6 percent for the three months ended March 31, 2013, as compared to the comparable periods ended March 31, 2012.

Progress on asset and capital strategies:

•	Completed $223 million of dispositions;

•	Completed approximately $30 million of acquisitions during the quarter;

•

Began over $139 million of new developments, consisting of two industrial developments totaling 920,000 square feet, four build-to-suit medical office buildings totaling 148,000 square feet and one build-to-suit office building totaling 200,000 square feet;

•	Issued 41.4 million shares of common equity, raising $572 million in net proceeds;

•	Redeemed $178 million of 8.375 percent Series O Preferred Shares resulting in annual dividend savings of nearly $15 million;

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

•

Issued $250 million of ten-year, senior unsecured notes, with an effective rate of 3.72 percent, which, after being used to fund May unsecured debt maturities, will result in an ongoing annual reduction to interest expense of nearly $7 million;

•	Ended the first quarter with $307 million of cash on hand and zero balance on our line of credit.

Financial Performance

•

Core FFO for the first quarter of 2013 of $0.26 per share compared to $0.24 per share for the first quarter of 2012. The 8.3% positive year-over-year growth rate was primarily attributable to improved occupancy and same-property performance, as well as lower preferred dividends.

•

FFO as defined by NAREIT, of $0.24 per share for the first quarter 2013 compared to $0.21 per share for the first quarter 2012. The 14.3% positive year-over-year growth rate, in addition to the impacts outlined in Core FFO above, was reduced in both periods by redemption costs related to preferred stock. A reconciliation of FFO, as defined by NAREIT, to Core FFO is included in the financial tables included in this release.

•

Adjusted FFO (“AFFO”) for the first quarter of 2013 of $0.23 per share compared to $0.20 from the first quarter of 2012. The 15.0% positive year-over-year growth rate was primarily due to the impacts outlined in Core FFO above. A reconciliation of FFO, as defined by NAREIT, to AFFO is included in the financial tables included in this release.

•

Net income of $0.09 per diluted share for the first quarter of 2013 compared to a net loss of $0.14 per diluted share for the same quarter in 2012. The $0.23 per diluted share growth year-over-year was primarily attributable to the recognition of our share of the gain on the sale of 18 properties from two unconsolidated joint ventures in 2013.

Operating Performance Highlights

•

Overall portfolio occupancy on March 31, 2013 of 91.8 percent compared to 92.4 percent on December 31, 2012. The slight drop in occupancy was due to anticipated lease expirations, primarily in two industrial facilities and one office facility. Two of the three facilities were immediately backfilled, in part or in whole. Two large dispositions also impacted in-service occupancy.

•	In-service occupancy in the bulk distribution portfolio on March 31, 2013 of 93.6 percent compared to 94.6 percent on December 31, 2012.

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

•	In-service occupancy in the medical office portfolio of 90.9 percent on March 31, 2013 compared to 91.5 percent on December 31, 2012.

•	In-service occupancy in the suburban office portfolio of 84.5 percent on March 31, 2013 compared to 86.3 percent on December 31, 2012, largely attributable to dispositions.

•

Tenant retention for the quarter of approximately 49 percent with overall positive rental rate growth of 1.9 percent. The drop in tenant retention was impacted primarily from two large lease expirations that we had been expecting totaling 1,200,000 square feet. During the quarter, two new leases were signed with different tenants to immediately backfill approximately 901,000 square feet of this space.

•

Same-property net operating income growth of 2.4 percent for the twelve months ended March 31, 2013 and 2.6 percent for the three months ended March 31, 2013, as compared to the comparable periods ended March 31, 2012. This positive same-property performance was primarily driven by increased occupancy and modest rental rate growth.

Real Estate Investment Activity

The company acquired $30 million of industrial and medical office assets totaling approximately 473,000 square feet in the first quarter of 2013.

The first quarter included the following acquisitions:

•	Acquisition of our 50 percent partner’s interest in a 376,000 square foot bulk industrial facility that is 100 percent leased, located in Indianapolis, IN;

•	Acquisition of a 97,000 square foot on-campus medical office facility, that was 82 percent leased and located in Tampa, FL.

Development

CEO Denny Oklak stated, “New development is once again off to a strong start for the year. We began 1.3 million square feet of projects that are 81 percent pre-leased and comprised of industrial, medical office and suburban office facilities across seven different projects and four markets. These development starts are a testament to the broad strength of our development and operations team to drive accretive future growth with appropriate risk and reward balance.”

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

The first quarter included the following development activity:

Wholly-Owned Properties

•

During the quarter, two industrial developments were started on owned land in existing Duke Realty distribution parks: a bulk industrial facility 100 percent pre-leased to Starbucks located in our 840 business park in Nashville, TN, totaling 680,000 square feet with a lease term of 7.5 years; and a 240,000 square foot, speculative bulk industrial facility in Houston, TX. We also started four 100 percent pre-leased medical office facilities totaling 148,000 square feet, located in Dallas, TX and Waco, TX, each with lease terms of 15 years to major hospital systems. Also during the quarter, a 100 percent pre-leased, 200,000 square foot suburban office project was started in Dallas, TX, also on Duke Realty land, leased for a term of 16 years to a healthcare services firm.

•

Our wholly-owned development projects under construction on March 31, 2013, consists of twelve medical office projects totaling 750,000 square feet, six industrial projects totaling 2.8 million square feet and three office projects totaling 703,000 square feet. These projects were 93 percent pre-leased in the aggregate.

•

During the quarter, two industrial facilities totaling 584,000 square feet that were on average 28 percent pre-leased were placed in service. A medical office expansion project, totaling 11,000 square feet and 100 percent pre-leased, was also placed in service.

Joint Venture Properties

•

Our joint-venture-owned development projects under construction at March 31, 2013 consisted of one speculative industrial project totaling 600,000 square feet; and one medical office project 100 percent pre-leased totaling 274,000 square feet. These projects were 31 percent pre-leased in the aggregate.

Dispositions

Proceeds from dispositions totaled $223 million during the quarter and included the following strategic transactions:

•	The sale of seventeen primarily suburban office buildings totaling over 3.3 million square feet from an existing joint venture, in which the company owns a twenty percent interest, to our partner;

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

•	A suburban office facility totaling 300,000 square feet in Raleigh, NC, from an existing joint venture, in which the company owned a fifty percent interest;

•	A flex-type office building totaling 144,000 square feet in Raleigh, NC;

•	Two non-strategic medical office facilities totaling 156,000 square feet located in Abilene, TX and Ruston, LA;

•	A three building, flex-industrial portfolio totaling 180,000 square feet in Cincinnati, OH.

Post Quarter Real Estate Investment Activity

In April, the company entered into a definitive agreement to sell a retail shopping center for $188 million in accordance with its strategy to dispose of its remaining retail assets. The high quality, lifestyle retail center is located in Pembroke Pines, FL and comprises 391,000 square feet that is currently 90% leased. Closing of the transaction is subject to customary closing conditions and is expected to occur at the end of April 2013.

Also in April, the company entered into a definitive agreement to acquire a $311 million class A industrial portfolio from affiliates of USAA Real Estate Company. The geographically diversified portfolio includes eight, modern bulk industrial facilities totaling over 4.8 million square feet that are 100 percent leased. The acquisition includes the assumption of $99 million of secured debt. Closing of the transaction is subject to customary closing conditions and is expected to occur in May 2013.

“The continued capital recycling activity during the quarter, as well as the proposed closing of the USAA and Pembroke transactions, provide further progress on our strategy to have at least 60 percent of our portfolio in bulk industrial by the end of the year,” Oklak stated.

2013 Earnings Guidance

The company reaffirmed annual Core FFO guidance for 2013 of $1.03 to $1.11 per share.

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The first quarter dividend will be payable May 31, 2013 to shareholders of record on May 16, 2013. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	May 16, 2013	May 31, 2013
Series K	DREPRK	$0.40625	May 16, 2013	May 31, 2013
Series L	DREPRL	$0.4125	May 16, 2013	May 31, 2013

FFO and AFFO Reporting Definitions

Funds from Operations (“FFO”): FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core Funds from Operations (“Core FFO”): Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

Adjusted Funds from Operations (“AFFO”): AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) and adjusted for certain non-cash items including straight line rental income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from the company’s same-property measure is included on page 21 of our March 31, 2013 supplemental information.

About Duke Realty

Duke Realty owns and operates approximately 143 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty is hosting a conference call tomorrow, April 25, 2013, at 3:00 p.m. EDT to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Duke Realty Reports First Quarter 2013 Results

April 24, 2013

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2012. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation

Statement of Operations

March 31, 2013

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental and related revenue	$221,264	$196,693
General contractor and service fee revenue	47,404	68,968

	268,668	265,661

Expenses:
Rental expenses	41,713	35,758
Real estate taxes	30,487	27,849
General contractor and other services expenses	38,341	63,921
Depreciation and amortization	97,115	88,090

	207,656	215,618

Other operating activities:
Equity in earnings of unconsolidated companies	49,378	1,509
Gain on sale of properties	168	(277)
Undeveloped land carrying costs	(2,198)	(2,298)
Other operating expenses	(68)	(265)
General and administrative expenses	(13,145)	(11,839)

	34,135	(13,170)

Operating income	95,147	36,873

Other income (expenses):
Interest and other income, net	153	146
Interest expense	(60,075)	(59,299)
Acquisition-related activity	643	(580)

Income (loss) from continuing operations	35,868	(22,860)

Discontinued operations:
Loss before gain on sales	(699)	(1,726)
Gain on sale of depreciable properties	8,954	6,476

Income from discontinued operations	8,255	4,750
Net income (loss)	44,123	(18,110)
Dividends on preferred shares	(9,550)	(13,193)
Adjustments for redemption/repurchase of preferred shares	(5,932)	(5,730)
Net (income) loss attributable to noncontrolling interests	(598)	643

Net income (loss) attributable to common shareholders	$28,043	($36,390)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.06	($0.16)
Discontinued operations attributable to common shareholders	$0.03	$0.02

Total	$0.09	($0.14)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.06	($0.16)
Discontinued operations attributable to common shareholders	$0.03	$0.02

Total	$0.09	($0.14)

Duke Realty Corporation

Statement of Funds From Operations

March 31, 2013

(In thousands, except per share amounts)

	Three Months Ended March 31, (Unaudited)
	2013			2012
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shareholders	$28,043			($36,390)
Less: Dividends on participating securities	(688)			(852)

Net Income (Loss) Per Common Share-Basic	27,355	314,936	$0.09	(37,242)	258,365	($0.14)
Add back:
Noncontrolling interest in earnings of unitholders	392	4,405		—	—
Other potentially dilutive securities		230			—

Net Income (Loss) Attributable to Common Shareholders-Diluted	$27,747	319,571	$0.09	($37,242)	258,365	($0.14)

Reconciliation to Funds From Operations ("FFO")
Net Income (Loss) Attributable to Common Shareholders	$28,043	314,936		($36,390)	258,365
Adjustments:
Depreciation and amortization	99,780			92,256
Company share of joint venture depreciation and amortization	7,629			8,586
Gains on depreciable property sales-wholly owned, discontinued operations	(8,954)			(6,476)
Gains on depreciable property sales-wholly owned, continuing operations	(168)			277
Gains on depreciable property sales-JV	(48,814)			—
Noncontrolling interest share of adjustments	(682)			(2,060)

Funds From Operations- Basic	76,834	314,936	$0.24	56,193	258,365	$0.22
Noncontrolling interest in income (loss) of unitholders	392	4,405		(811)	5,749
Noncontrolling interest share of adjustments	682			2,060
Other potentially dilutive securities		3,098			3,725

Funds From Operations- Diluted	$77,908	322,439	$0.24	$57,442	267,839	$0.21
Adjustments for redemption/repurchase of preferred shares	5,932			5,730
Acquisition-related activity	(643)			580

Core Funds From Operations- Diluted	$83,197	322,439	$0.26	$63,752	267,839	$0.24

Adjusted Funds From Operations
Core Funds From Operations- Diluted	$83,197	322,439	$0.26	$63,752	267,839	$0.24
Adjustments:
Straight-line rental income	(5,891)			(7,265)
Amortization of above/below market rents and concessions	2,210			1,983
Stock based compensation expense	6,854			6,065
Noncash interest expense	2,310			2,235
Second generation concessions	(68)			(148)
Second generation tenant improvements	(7,859)			(5,602)
Second generation leasing commissions	(5,636)			(6,337)
Building improvements	(634)			(732)

Adjusted Funds From Operations - Diluted	$74,483	322,439	$0.23	$53,951	267,839	$0.20

Duke Realty Corporation

Balance Sheet

March 31, 2013

(In thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS:
Rental Property	$6,727,590	$6,708,250
Less: Accumulated Depreciation	(1,346,961)	(1,296,685)
Construction in Progress	303,383	234,918
Undeveloped Land	607,283	614,208

Net Real Estate Investments	6,291,295	6,260,691
Cash	307,167	33,889
Accounts Receivable	21,380	22,367
Straight-line Rents Receivable	123,108	120,383
Receivables on Construction Contracts	27,465	39,754
Investments in and Advances to Unconsolidated Companies	331,041	372,256
Deferred Financing Costs, Net	41,097	40,083
Deferred Leasing and Other Costs, Net	489,621	503,527
Escrow Deposits and Other Assets	169,925	167,151

Total Assets	$7,802,099	$7,560,101

LIABILITIES AND EQUITY:
Secured Debt	$1,151,660	$1,167,953
Unsecured Notes	3,242,737	2,993,217
Unsecured Line of Credit	—	285,000
Construction Payables and Amounts due to Subcontractors	81,044	84,679
Accrued Real Estate Taxes	78,985	74,648
Accrued Interest	41,626	59,215
Other Accrued Expenses	33,132	57,892
Other Liabilities	124,368	168,577
Tenant Security Deposits and Prepaid Rents	43,966	42,802

Total Liabilities	4,797,518	4,933,983

Preferred Stock	447,683	625,638
Common Stock and Additional Paid-in Capital	4,540,121	3,956,291
Accumulated Other Comprehensive Income	3,228	2,691
Distributions in Excess of Net Income	(2,020,455)	(1,993,206)

Total Shareholders' Equity	2,970,577	2,591,414
Noncontrolling Interest	34,004	34,704

Total Liabilities and Equity	$7,802,099	$7,560,101